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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
WebTrends Corporation:

     The audits referred to in our report dated November 25, 1998, except for note 10 which is as of December 16, 1998, included the related financial statement schedule as of and for the years ended December 31, 1997 and 1996, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion of this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                               /s/ KPMG PEAT MARWICK LLP

Portland, Oregon
December 18, 1998